UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 9, 2010

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On February 9, 2010, Collectors Universe, Inc. (the “Company”) issued a press release announcing its financial results for its second fiscal quarter ended December 31, 2009. A copy of that press release is attached as Exhibit 99.1, and by this reference is incorporated into, this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Collectors Universe, Inc. on February 9, 2010, announcing its financial results for its second fiscal quarter ended December 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: February 9, 2010	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Collectors Universe, Inc. on February 9, 2010, announcing its financial results for its second fiscal quarter ended December 31, 2009.

E-1

Exhibit 99.1

Collectors Universe Reports Results for Second Quarter Ended December 31, 2009

Operating income of $1.5million and EPS of $0.22 for the quarter

NEWPORT BEACH, CA – February 9, 2010 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced financial results for its second fiscal quarter and six months ended December 31, 2009.

Overview

Continuing Operations Second Quarter and First half of 2010

For the current second quarter, the Company reported net service revenues of $8.9 million, operating income of $1.5 million and after tax income from continuing operations of $1.7 million, or $0.22 per diluted share.  This compares to net service revenues of $7.8 million, an operating loss of $(419,000) and an after tax loss from continuing operations of $(1.6) million, or $(0.17) per diluted share for the second quarter of fiscal 2009.

For the first half of fiscal 2010, the Company’s net service revenues were $18.2 million, operating income was $3.3 million and after tax income from continuing operations was $3.4million, or $0.45 per diluted share.  This compares to net service revenues of $16.8 million, an operating loss of $(86,000) and an after tax loss from continuing operations of $(1.1) million, or $(0.12) per diluted share, for the six months ended December 31, 2009.

Net Income Second Quarter and First half of 2010

Net income for the second quarter and first half of fiscal 2010 was $1.2 million or $0.15 per diluted share and $2.8 million or $0.37 per diluted share, respectively and included losses from discontinued operations of $(508,000) for the quarter and $(561,000) for the six months, related to the Company’s New York leases.  The comparable net losses for the second quarter and first half of fiscal 2009 of $(10.9) million and $(12.2) million, respectively included operating losses and impairment charges related to our discontinued operations of $(9.4) million for the second quarter and $(11.1) million for the first half of fiscal 2009.

Operational and Financial Highlights:

▪
The net service revenue increase of 14% in the current second quarter was driven primarily by a 34% increase in coin service revenues.  In particular, our bulk grading business performed well above our expectations.

▪
Although revenues increased by  14% and 8% in the current quarter and six-month periods compared to the same periods of the prior year,  total operating expenses were down 10% and 14% in the current quarter and six month periods, as a result of cost reduction programs that we began implementing in fiscal 2009.

▪	The Company’s operating income for the current second quarter of $1.5 million represented 16% of revenues, compared with a loss of $(419,000) or (5)% of revenues in the second quarter of last year.

Collectors Universe

▪	The Company’s cash position at December 31, 2009 was $18.7 million, net of the payment of dividends to stockholders of $1.9 million or $0.25 per share in the second quarter.

▪	On January 25, 2010, the Company announced its quarterly cash dividend of $0.25 per share per quarter payable on February 22, 2010 to stockholders of record on February 8, 2010.

Michael McConnell, Chief Executive Officer, stated, “We are pleased with the growth achieved in both net service revenues and operating income in what is typically our slowest period of the year.  PCGS continues to develop innovative service offerings for our growing client base.  While PSA faces industry headwinds on the top-line, the team has done an excellent job of right-sizing operations to the current environment.”

Results of Operations of our Continuing Businesses

The growth in revenues of $1.1 million in the current second quarter and $1.3 million in the first half of the year was driven by revenue increases of $1.5 million for the quarter and $2.0 million for the six months, in our coin grading and authentication business. Our other businesses continued to be impacted by current economic conditions with our trading cards and autographs business experiencing revenue declines of $0.2 million and $0.5 million for both the current second quarter and six months, respectively, and other reductions mainly in our stamp business.  Our coin business represented 63% of our revenues for the first half of the year.

The gross profit margin of 59% in both the current year’s second quarter and six month periods, compared with 48% and 52% for the second quarter and six month periods of the prior year, reflects the benefits of operating leverage in our coin grading and authentication business as well as continued efforts to improve operational efficiency.

The reductions in operating expenses to $3.8 million and $7.5 million, respectively, in the current second quarter and six month periods reflect lower G&A expenses for personnel and outside professional services.  Stock-based compensation costs increased in the current second quarter to $330,000 compared to $261,000 in the same quarter of last year, reflecting the recognition of performance based stock compensation determined to be probable in the second quarter.

The resulting operating income of $1.5 million and $3.3 million in the current second quarter and six months represented 16% and 18% of revenues.  By comparison, the Company experienced operating losses of $(0.4) million and $(0.1) million for the three and six month periods of the prior year.

The income tax benefits of $0.2 million and $75,000 for the current year second quarter and six months reflect an annual effective tax rate of 5%, due to tax net operating loss carry forwards from prior years offset by a benefit that arose in the second quarter related to a change in the rules for alternative minimum taxes.

Income from continuing operations of $1.7 million or $0.22 per diluted share in the current second quarter, and $3.4 million and or $0.45 per diluted share for the current six months, reflects improved operating results and in the case of the per share amounts also reflects a reduction in the number of shares outstanding as a result of the repurchase of 1.75 million shares in the July 2009 Dutch Auction Tender Offer.

Discontinued Operations

The loss from discontinued operations of $(0.5) million and $(0.6) million for the three and six months ended December 31, 2009 relate to additional fair value accruals for the leased facilities in New York City, associated with our former jewelry businesses.

Financial Condition

At December 31, 2009, cash and cash equivalents totaled $18.7 million, compared with $23.9 million at June 30, 2009.  Net cash used of $5.2 million in the first half of the year comprised of cash generated from continuing operations of $3.9 million, the collection of a note receivable of $2.3 million, the repurchase of shares in the Dutch Auction Tender Offer for cash of $8.9 million, the payment of dividends to stockholders of $1.9 million and cash of $0.6 million used in discontinued operations.

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Collectors Universe

Outlook

McConnell continued, “Despite the continued uncertain economic conditions that prevailed in the first half of the year, our business has performed admirably.  We will continue to monitor short-term revenue trends and activity and maintain a bottom line focus in 2010. ”

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Tuesday, February 9, 2010 at 4:30 p.m.  Eastern Time/1:30 p.m. Pacific Time.  Interested parties may participate in the conference call by dialing 877-941-8610 or 480-629-9820, five to ten minutes prior to the initiation of the call.  A replay of the conference call will be available through February 23, 2010, by dialing 800-406-7325 or 303-590-3030 and entering access code 4206099#.  A live webcast of the conference call will also be available on the Collectors Universe website, www.collectors.com under Investor Relations: Earnings Conference Calls.  The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs, memorabilia and stamps (“collectibles”).  The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia, collectible stamps, and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business.  This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our future financial performance may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, our continued and increased dependence on our coin business which generated 63% of our consolidated revenues and substantially all of our operating income in the first half of the year, the risk that economic conditions in the United States will not improve for some time and may even deteriorate further, which could result in reductions in the demand for our collectible grading services and, consequently, in our revenues; the risk that the current economic recession and credit crisis will lead to longer term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer term declines in collectibles commerce and, therefore, in the demand for our services; the risk that our strategy to offer new services in our continuing collectibles markets will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; and the risk that the commercial real estate market in New York City will deteriorate further, in which case we may not be able to sublease the offices and laboratory facilities in New York City formerly occupied by our jewelry businesses within the time periods and for the rents currently expected, which would cause our net rental payment obligations to be significantly higher than currently expected leading to reductions in cash flows and additional losses from discontinued operations in future periods.

Collectors Universe

Additional information regarding these risks and information regarding other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2009 and our Quarterly Report on Form 10-Q for the second quarter ended December 31, 2009 filed with the Securities and Exchange Commission today.   Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports, which speak only as of their respective dates.  We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe, Inc. 949-567-1245 Email: jwallace@collectors.com

- tables to follow -

Collectors Universe

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Net revenues	$8,883	$7,802	$18,181	$16,845
Cost of revenues	3,633	4,027	7,372	8,153
Gross profit	5,250	3,775	10,809	8,692
Selling and marketing expenses	1,141	994	2,336	2,242
General and administrative expenses	2,644	3,200	5,212	6,536
Total operating expenses	3,785	4,194	7,548	8,778
Operating income (loss)	1,465	(419)	3,261	(86)
Interest and other income, net	12	77	52	213
Income before provision for income taxes	1,477	(342)	3,313	127
Provision (benefit) for income taxes	(202)	1,210	(75)	1,210
Income (loss) from continuing operations	1,679	(1,552)	3,388	(1,083)
Loss from discontinued operations, net of loss on sales of discontinued businesses, net of income taxes	(508)	(9,373)	(561)	(11,139)
Net income (loss)	$1,171	$(10,925)	$2,827	$(12,222)

Net income (loss) per basic share:
Income (loss) from continuing operations	$0.23	$(0.17)	$0.45	$(0.12)
Loss from discontinued operations	(0.07)	(1.03)	(0.07)	(1.22)
Net income (loss)	$0.16	$(1.20)	$0.38	$(1.34)

Net income (loss) per diluted share:
Income (loss) from continuing operations	$0.22	$(0.17)	$0.45	$(0.12)
Loss from discontinued operations	(0.07)	(1.03)	(0.08)	(1.22)
Net income (loss)	$0.15	$(1.20)	$0.37	$(1.34)

Weighted average shares outstanding:
Basic	7,404	9,079	7,478	9,113
Diluted	7,555	9,079	7,592	9,113
Dividends declared per common share	$0.25	$-	$0.25	$0.23

Collectors Universe

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, except per share data)
(unaudited)
	December 31,	June 30,
ASSETS	2009	2009
Current assets:
Cash and cash equivalents	$18,696	$23,870
Accounts receivable, net of allowance of $85 at December 31, 2009 and $63 at June 30, 2009	1,237	1,252
Inventories, net	540	497
Prepaid expenses and other current assets	1,155	868
Customer notes receivable	-	2,340
Notes receivable from sale of net assets of discontinued operations	142	212
Current assets of discontinued operations	37	102
Total current assets	21,807	29,141

Property and equipment, net	1,094	1,174
Goodwill	2,826	2,626
Intangible assets, net	2,413	2,776
Notes receivable from sale of net of assets of discontinued operations	212	300
Other assets	267	74
Non-current assets of discontinued operations	182	182
	$28,801	$36,273
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$998	$1,051
Accrued liabilities	1,355	1,344
Accrued compensation and benefits	1,201	1,341
Income taxes payable	172	252
Net deferred income tax liability	71	60
Deferred revenue	2,196	1,883
Current liabilities of discontinued operations	1,541	1,827
Total current liabilities	7,534	7,758

Deferred rent	275	220
Net deferred income tax liability	197	208
Non-current liabilities of discontinued operations	3,460	3,308
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized, none issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; 7,683 and 9,158 issued and outstanding at December 31, 2009 June 30, 2009, respectively	8	9
Additional paid-in capital	67,542	75,957
Accumulated deficit	(50,215)	(51,187)
Total stockholders’ equity	17,335	24,779
	$28,801	$36,273